Exhibit 23







INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-50521 and Registration Statement No. 333-01113 of Indiana Michigan Power Company on Form S-3 of our reports dated February 27, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 1995.




Deloitte & Touche LLP
Columbus, Ohio
March 27, 1996